Exhibit 10.23

Conyers Heritage Assumption

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder”) is made as of December 15, 2014, by INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Joinder Party”), having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-C5, having an address of c/o Midland Loan Services, 10851 Mastin, Suite 700, Overland Park, Kansas 66210 (“Lender”).

RECITALS

Lender is the holder and owner of a loan in the original principal amount of FOUR MILLION FOUR HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($4,460,000.00) (the “Loan”) made by JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America (“Original Lender”), to KRG Conyers Heritage, LLC, f/k/a/ Inland Diversified Conyers Heritage, L.L.C., a Delaware limited liability company (“Original Borrower”), evidenced by that certain Promissory Note dated June 13, 2011 (such Promissory Note, together with all extensions, renewals, replacements, restatements or modifications thereof, the “Note”) and pursuant to a Loan Agreement dated June 13, 2011 between Original Borrower and Original Lender, as amended by that certain Consent Agreement dated July 1, 2014 (“Consent Agreement”) between Lender, Original Borrower, Kite Realty Group, L.P., a Delaware limited partnership (“Kite OP”), and Kite Realty Group Trust, a Maryland real estate investment trust (“Kite Trust”, and together with Kite OP, collectively, the “Original Joinder Party”) (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”). In connection with the Consent Agreement, Original Joinder Party executed and delivered to Lender that certain Joinder Agreement dated July 1, 2014 (the “Original Joinder”).

The Loan is secured by, among other things, that certain Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated June 13, 2011 given by Original Borrower to Original Lender and encumbering the property as described therein (“Property”) (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Mortgage”). The Loan Agreement, Mortgage, Note, Consent Agreement, and Assumption Documents (defined below) together with all other documents, agreements, certificates and instruments evidencing, securing, governing or otherwise pertaining or related to the Loan or the Assumption are hereinafter collectively referred to as the “Loan Documents”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

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IREIT Conyers Heritage, L.L.C., a Delaware limited liability company (“Borrower”) desires to acquire Original Borrower’s interest in the Property and to assume the Loan (collectively, the “Assumption”) pursuant to the terms of certain consent documents, including but not limited to, that certain Consent and Assumption Agreement with Release dated the date hereof by and among Borrower, Original Borrower, Lender, Joinder Party and others (the “Assumption Agreement”), and certain other documents, instruments and agreements (together with the Assumption Agreement, the “Assumption Documents”), to be executed concurrently herewith. Lender has agreed to the consent to the Assumption subject to the satisfaction of certain conditions more specifically set forth in the Assumption Documents, including the condition that Joinder Party execute and deliver this Joinder. The Note, the Mortgage, the Loan Agreement, the Joinder, and the Consent Agreement together with all other documents, agreements, certificates and instruments evidencing, securing, governing or otherwise pertaining or related to the Loan or the Assumption are collectively referred to as the “Loan Documents.” Capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.

Joinder Party has a direct or indirect interest in Borrower, and will directly and substantially benefit from Lender’s entering into the Assumption, and Joinder Party therefore has agreed to execute and deliver this Joinder, which is being attached to the Loan Agreement.

The foregoing recitals are incorporated into this Joinder by this reference.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Joinder Party, intending to be legally bound, hereby covenants, represents, warrants, acknowledges and agrees as follows:

(a) Joinder Party has read and reviewed the Loan Agreement, and is familiar with the terms and provisions thereof.

(b) Joinder Party covenants and agrees to observe and perform all of the covenants and agreements of Joinder Party contained in Section 9.1 of the Loan Agreement.

(c) The obligations of Joinder Party under this Joinder Agreement are enforceable against Joinder Party and are not subject to any defenses, offsets or counterclaims.

(d) The provisions of this Joinder Agreement are for the benefit of Lender.

(e) THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

JOINDER PARTY

INLAND REAL ESTATE INCOME TRUST,

INC, a Maryland corporation

By: /s/ David Z. Lichterman

Name: David Z. Lichterman

Title: Vice President, Treasurer & CAO